Exhibit 4.17

FIRST POTASH CORP.

(THE “ISSUER”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT FOR

COMMON SHARES

INSTRUCTIONS TO PURCHASER

1.	Everyone must complete all the information in the boxes on page 2 and sign where indicated with an “X”.

2.	Everyone must complete and sign Exhibit A “Investor Questionnaire” hereto. The purpose of the form is to determine whether you meet the standards for participation in a private placement under applicable Canadian securities law (National Instrument 45-106).

3.	If you are subscribing as an “accredited investor” and are an individual, you MUST complete and sign Exhibit B “Form 45-106F9 - Risk Acknowledgement Form” AND Exhibit C “Individual Accredited Investor Questionnaire”.

If you are paying for your subscription with funds drawn from a Canadian bank, you may pay by certified cheque or bank draft drawn on a Canadian chartered bank or by wire transfer to Garfinkle Biderman LLP, legal counsel for First Potash Corp. at the instructions provided below. If you are paying for your subscription with funds drawn on any source other than a Canadian chartered bank, you may only pay by wire transfer to Garfinkle Biderman LLP, legal counsel for First Potash Corp. at the instructions provided below.

Provide a copy of this subscription agreement together with the applicable exhibits to Bennett Kurtz of First Potash Corp. at bkurtz@kurtzfinancial.com and Shimmy Posen of Garfinkle Biderman LLP at sposen@garfinkle.com.

METHOD OF PAYMENT

Provide payment of the purchase price in Canadian dollars by delivering a certified cheque, money order or bank draft made payable to “Garfinkle Biderman LLP, in trust”, or by wire to Garfinkle Biderman LLP at:

Bank:	TD Canada Trust
Rexdale Commercial Banking Centre 2038 Kipling Avenue
Etobicoke, Ontario, Canada, M9W 4K1
Institution #:	0004
Branch Transit #:	15522
Beneficiary Account #:	0566-0495333
Beneficiary’s Account Name:	Garfinkle Biderman LLP, in Trust
File Reference #:	13265-001

FIRST POTASH CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	FIRST POTASH CORP. (the "Issuer")

The undersigned {the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from First Potash Corp. (the --Jssuer”) that number of common shares of the Issuer ( Common Shares") set out below at a price of$0.02 per Common Share. The Subscriber agrees to be bound by the terms and conditions set fonb in the attached. Terms and Conditions of Subscription for Common Shares". The Subscriber further agrees without limilation. that the Issuer may rely upon the Subscriber's representations, warrantic.s, covenants, certifications, and acknowledgements contained in such documents.

ACCEPTANCE

The Issuer hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this Subscription Agreement (including the Terms and Conditions and Exhibits attached hereto) (the “Agreement”) as of the _____ day of _____________________________________, 2022 (the “Closing Date”).

FIRST POTASH CORP.

Per:
Bennett Kurtz

Address:	1055 W Georgia Street, Suite 1500, Vancouver, British Columbia V6E 4N7
Email:	bkurtz@kurtzfinancial.com
Attention:	Bennett Kurtz

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES

1.	Subscription

1.1          On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase Common Shares of the Issuer at a price of $0.02 per Common Share (such subscription and agreement to purchase being the “Subscription”) for the Subscription Amount shown on page 2 of this Agreement, which is tendered herewith. The Common Shares are sometimes referred to herein as the “Securities”.

1.2          The Subscriber acknowledges that the Common Shares have been offered as part of an offer by the Issuer of a maximum of 19,800,000 Common Shares, to close in one or more tranches (the “Offering”).

1.3          The Issuer hereby agrees to sell the Common Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuer.

1.4          Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of Canada.

2.	Payment

2.1          The Subscription Amount must accompany this Subscription and shall be paid by, unless otherwise agreed by the Agent: (i) if the Subscriber is drawing funds from a Canadian bank to pay for this Subscription, a certified cheque or bank draft drawn on a Canadian chartered bank or by wire to Garfinkle Biderman LLP (“Garfinkle”), legal counsel for the Issuer; or (ii) if the Subscriber is drawing funds from any source other than a Canadian chartered bank to pay for this Subscription, then only by wire transfer to Garfinkle pursuant to the wiring instructions set out on the cover of this Agreement. The Subscriber authorizes the Issuer to treat any Subscription Amounts advanced to the Issuer directly as an interest free loan until the Closing.

2.2          The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on page 2 of this Agreement.

3.	Documents Required from Subscriber

3.1          The Subscriber must complete, sign and return to the Issuer the following documents:

(a)	an executed copy of this Agreement;

(b)	an Investor Questionnaire (the “Canadian Questionnaire”) attached as Exhibit A;

(c)	if subscribing as an “accredited investor” and an individual, Exhibit B AND Exhibit C; and

(d)	such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

3.2          The Subscriber shall complete, sign and return to the Issuer as soon as possible, on request by the Issuer, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3          Both parties to this Agreement acknowledge and agree that Garfinkle has acted as counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer and Garfinkle have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer and Garfinkle that the Subscriber has sought independent legal advice or waives such advice.

4.	Conditions and Closing

4.1          The Closing shall occur on such date as may be determined by the Issuer. The Issuer may, at its discretion, elect to close the Offering in one or more closings, in which event the Issuer may agree with one or more purchasers (including the Subscriber to this Agreement) to complete delivery of the Common Shares to such purchaser(s) against payment therefor at any time on or prior to or after the Closing Date.

4.2	The Closing (including the closing of this Subscription) is conditional upon and subject to:

(a)	the Subscriber having properly completed, signed and delivered this Subscription, and the relevant Appendices, to the Issuer;

(b)	the Issuer having accepted this Subscription;

(c)	payment by the Subscriber of the aggregate Subscription Amount payable to the Issuer, in accordance with the instructions on page 2 of this Agreement;

(d)	the Issuer having obtained all necessary approvals and consents, including regulatory approvals for the Offering and approval from the board of directors of the Issuer; and

(e)	the issue and sale of the Common Shares being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Common Shares, or the Issuer having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

4.3        At Closing, the Issuer will deliver to the Subscriber the Common Share certificates representing the Common Shares purchased by the Subscriber registered in the name of the Subscriber or its nominee.

5.	Acknowledgements and Agreements of Subscriber

5.1	The Subscriber acknowledges and agrees that:

(a)	none of the Securities have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(b)	the Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c)	the decision to execute this Agreement and acquire the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, or any employee, agent or affiliate thereof or any other person associated therewith, and such decision is based entirely upon a review of any public information which has been filed by the Issuer with any Canadian provincial securities commissions (collectively, the “Public Record”);

(d)	the Subscriber understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaires, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuer;

(e)	there are risks associated with the purchase of the Securities, as more fully described in the Issuer’s periodic disclosure forming part of the Public Record;

(f)	the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(g)	the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(h)	all of the information which the Subscriber has provided to the Issuer is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Subscriber will immediately provide the Issuer with such information;

(i)	the Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Questionnaires, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaires, as applicable;

(j)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(k)	the Subscriber understands and agrees that there may be material tax consequences to the Subscriber on an acquisition or disposition of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities;

(l)	the Subscriber consents to the placement of a legend or legends on any certificate or other document evidencing any of the Securities setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement, with such legend(s) (not including legends required by United States securities laws for Subscribers resident in the United States) to be substantially as follows:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES WILL NOT TRADE THE SECURITIES BEFORE [four months and one day from the Closing Date.]

(m)	the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under provincial securities legislation and other applicable securities laws, and, as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided by applicable securities legislation (including the various provincial securities acts), including statutory rights of rescission or damages, will not be available to the Subscriber;

(n)	no securities commission, agency, governmental authority, stock exchange or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(o)	there is no government or other insurance covering any of the Securities;

(p)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Securities;

(q)	the Issuer will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable laws; and

(r)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason whatsoever.

6.	Representations, Warranties and Covenants of the Subscriber

6.1          The Subscriber hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is resident in the jurisdiction set out on page 2 of this Agreement;

(c)	the Subscriber is not, with respect to the Issuer or any of its affiliates, a control person;

(d)	if the Subscriber is resident outside of Canada or the United States:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities,

(ii)	the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)	the applicable laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities,

(iv)	the purchase of the Securities by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and

(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

(e)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(f)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(h)	the Subscriber has received and carefully read this Agreement;

(i)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks (including those risks disclosed in the Public Record), including the possible loss of the entire Subscription Amount;

(j)	the Subscriber has made an independent examination and investigation of an investment in the Securities and the Issuer and agrees that the Issuer will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Issuer;

(k)	the Subscriber is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities or any of them;

(l)	the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities, or

(iii)	as to the future price or value of any of the Securities; and

(n)	the Subscriber acknowledges and agrees that the Issuer shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Issuer, along with an executed copy of this Agreement:

(i)	a fully completed and executed Questionnaire in the form attached hereto as Exhibit A,

(ii)	by completing the Canadian Questionnaire, the Subscriber is representing and warranting that the Subscriber satisfies one of the categories of registration and prospectus exemptions provided in National Instrument 45-106 – Prospectus Exemptions (“NI 45- 106”) adopted by the Canadian Securities Administrators;

(iii)	a fully completed and executed Risk Acknowledgement Form in the form attached as Exhibit B; and

(iv)	such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

6.2          In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

7.	Representations and Warranties will be Relied Upon by the Issuer

7.1          The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Issuer and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Common Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

8.	Resale Restrictions

8.1          The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Issuer, the Subscriber and any proposed transferee.

9.	Acknowledgement and Waiver

9.1          The Subscriber has acknowledged that the decision to acquire the Securities was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

10.	Legending and Registration of Subject Securities

10.1        The Subscriber hereby acknowledges that a legend may be placed on the certificates representing the Common Shares to the effect that the securities represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

10.2        The Subscriber hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Agreement.

11.	Personal Information

11.1         The Subscriber acknowledges that (on its own behalf and, if applicable, on behalf of each Disclosed Beneficial Purchaser):

(a)	this Agreement requires the Subscriber to provide certain personal information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s or each Disclosed Beneficial Purchaser’s eligibility to purchase the Subscription Securities under applicable securities laws, preparing and registering certificates representing the Subscription Securities to be issued to the Subscriber, if applicable, and completing filings required by any stock exchange or securities regulatory authority; and

(b)	the Subscriber’s and, if applicable, any Disclosed Beneficial Purchaser’s personal information may be disclosed by the Issuer to: (i) stock exchanges or securities regulatory authorities, including, without limitation, to the Canadian Securities Exchange (“CSE”) pursuant to the requirements of CSE Form 9 and for the purposes of Appendix A attached thereto, where applicable; (ii) the Canada Revenue Agency or other taxing authorities; (iii) the Issuer’s registrar and transfer agent; and (iv) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering, and by executing this Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Beneficial Purchaser) is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s and any Disclosed Beneficial Purchaser’s personal information and to the filing of copies or originals of any of the documents as may be required to be filed with any stock exchange or securities commissions in connection with the transactions contemplated hereby.

11.2        The Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Beneficial Purchaser) hereby: (i) acknowledges that it has been notified by the Issuer of the delivery to the securities commissions of the full name, residential address, telephone number and email address of the Subscriber; the date of distribution, number of securities purchased and total purchase price; the exemption relied on; (ii) acknowledges that this information is being collected by the securities commissions under the authority granted in securities legislation, that this information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction, and of the title, business address and business telephone number of the public official in the local jurisdiction, as set out in this form; and (iii) authorizes the indirect collection of the information by the securities commissions.

Should the Subscriber have any questions or concerns with respect to the foregoing, the contact information of the public official in the local jurisdiction who can answer such questions or address such concerns about the securities commissions’ indirect collection of personal information is provided below:

Alberta Securities Commission Suite 600, 250 - 5th Street SW Calgary, Alberta T2P 0R4 Telephone: (403) 297-6454 Toll free in Canada: 1-877-355-0585 Facsimile: (403) 297-2082

Office of the Superintendent of Securities

Government of Yukon

Department of Community Services

307 Black Street, 1st floor

Box 2703, C-6

Whitehorse, Yukon Y1A 2C6

Telephone: (867) 667-5466

Facsimile: (867) 393-6251

Email:Securities@gov.yk.ca

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal &

Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

The Manitoba Securities Commission 500 - 400 St. Mary Avenue Winnipeg, Manitoba R3C 4K5 Telephone: (204) 945-2548 Toll free in Manitoba 1-800-655-5244 Facsimile: (204) 945-0330	Nova Scotia Securities Commission Suite 400, 5251 Duke Street Duke Tower P.O. Box 458 Halifax, Nova Scotia B3J 2P8 Telephone: (902) 424-7768 Facsimile: (902) 424-4625

Financial and Consumer Services

Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

Government of Newfoundland and

Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John's, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect

collection of information: Inquiries Officer

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes

only)

Facsimile: (514) 864-6381 (For privacy

requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

fonds_dinvestissement@lautorite.qc.ca (For

investment fund issuers)

Prince Edward Island Securities Office 95 Rochford Street, 4th Floor Shaw Building P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8 Telephone: (902) 368-4569 Facsimile: (902) 368-5283

Financial and Consumer Affairs Authority of Saskatchewan Suite 601 - 1919 Saskatchewan Drive Regina, Saskatchewan S4P 4H2 Telephone: (306) 787-5879 Facsimile: (306) 787-5899

11.3         The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in Sections 11.1 and 11.2 on its own behalf and on behalf of all Disclosed Beneficial Purchasers.

12.	Costs

12.1         The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Common Shares shall be borne by the Subscriber.

13.	Governing Law

13.1         This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

14.	Currency

14.1	Any reference to currency in this Agreement is to the currency of Canada unless otherwise indicated.

15.	Survival

15.1         This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

16.	Execution of Subscription Agreement

16.1         The Issuer and the Issuer’s counsel will be entitled to rely on delivery by facsimile machine or other means of electronic communication capable of producing a printed copy of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile or electronic copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof. If less than a complete copy of this Agreement is delivered to the Issuer or the Issuer’s counsel prior to or at Closing, the Issuer and the Issuer’s counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing unaltered. The Subscriber hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of this Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Subscriber and delivered to the Issuer or the Issuer’s counsel in connection with the Subscription.

17.	Assignment

17.1	This Agreement is not transferable or assignable.

18.	Severability

18.1        The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19.	Entire Agreement

19.1        Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Common Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

20.	Notices

20.1        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber shall be directed to the address of the Subscriber set forth on page 2 of this Agreement and notices to the Issuer shall be directed to it at the address of the Issuer set forth on page 3 of this Agreement.

21.	Counterparts and Electronic Means

21.1        This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

22.	Exhibits

22.1	The exhibits attached hereto form part of this Agreement.

23.	Indemnity

23.1        The Subscriber will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement, the Questionnaires, as applicable, or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Issuer in connection therewith.

EXHIBIT A

INVESTOR QUESTIONNAIRE

(RESIDENTS OF CANADA AND OFFSHORE)

TO:	FlRST POTASH CORP. (the “Issuer”)

RE:	Purchase of common shares of the Issuer (“Common Shares”)

Capitalized terms used in this Investor Questionnaire and not specifically defined have the meaning ascribed to them in the Subscription Agreement between the Subscriber and the Issuer to which this Exhibit A is attached.

In connection with the purchase by the Subscriber (being the undersigned, or if the undersigned is purchasing the Common Shares as agent on behalf of a disclosed beneficial Subscriber, such beneficial Subscriber, shall be referred herein as the “Subscriber”) of the Common Shares, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber:

(i)	is purchasing the Common Shares as principal (or deemed principal under the terms of National Instrument 45-106 - Prospectus Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”);

(ii)	or is subject to, the laws of the following province of Canada ___________________,_______________________ (INSERT NAME OF PROVINCE OF RESIDENCE):

or

(B)	D is resident in a country other than Canada or the United States; and

(iii)	bas not been provided with any offering memorandum in connection with the purchase of the Common Shares.

PLEASE COMPLETE THE APPROPRIATE EXEMPTION SECTION ON THE FOLLOWING PAGES:

I.	ACCREDITED fNVESTORS who are INDfVIDUALS - starting on page 17

II.	ACCREDITED INVESTORS who are NOT INDIVIDUALS - starting on page 20

III.	INVESTING A MINIIvfUM OF $150,000 in CASH-on page 24

*          *          *

The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth in the Agreement or in this Questionnaire which takes place prior to the Closing.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

DATED as of                 ayof-                                     2022.

Print Name of Subscriber (or person signing as agent)

By:
Signature

Title

I.	ACCREDITED INVESTORS who are INDIVIDUALS

In connection with the purchase of the Common Shares of the Issuer, the Subscriber hereby represents, warrants, covenants and certifies that the Subscriber meets one or more of the following criteria:

Accredited Investor – (as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106) includes:

PLEASE INITIAL APPROPRIATE CATEGORY:

______	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

______	(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

Name of person with whom Subscriber is or was registered: ___________________________________________

Jurisdiction(s) registered: ____________________ Categories of registration:___________________________

______	(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit B AND an Exhibit C Individual Accredited Investor Questionnaire to verify your status as an accredited investor.]

______	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit B AND an Exhibit C Individual Accredited Investor Questionnaire to verify your status as an accredited investor.]

______	(k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, [If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit B AND an Exhibit C Individual Accredited Investor Questionnaire to verify your status as an accredited investor.]

______	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit B AND an Exhibit C Individual Accredited Investor Questionnaire to verify your status as an accredited investor.

Guidance on Accredited Investor Exemptions for Individuals

An individual accredited investor is an individual:

(a)	who, either alone or with a spouse, beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that. before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $1,000,000;

(b)	whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c)	who, either alone or with a spouse, has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000; or

(d)	who beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that, before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $5,000,000.

The monetary thresholds above are intended to create bright-line standards. Subscribers who do not satisfy these monetary thresholds do not qualify as accredited investors.

Spouses

Sections (a), (b) and (c) above are designed to treat spouses as a single investing unit, so that either spouse qualifies as an accredited investor if the combined financial assets of both spouses exceed $1,000,000, the combined net income of both spouses exceeds $300,000, or the combined net assets of both spouses exceed $5,000,000. Section (d) above does not treat spouses as a single investing unit.

If the combined net income of both spouses does not exceed $300,000, but the net income of one of the spouses exceeds $200,000, only the spouse whose net income exceeds $200,000 qualifies as an accredited investor.

Financial Assets and Related Liabilities

For the purposes of Sections (a) and (d) above, “financial assets” means: (1) cash, (2) securities, or (3) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a subscriber's personal residence is not included in a calculation of financial assets.

The calculation of financial assets must exclude “related liabilities”, meaning: (1) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (2) liabilities that are secured by financial assets.

As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual's spouse, or both, in any particular instance. However, in the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual, there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets:

●	physical or constructive possession of evidence of ownership of the financial asset;

●	entitlement to receipt of any income generated by the financial asset;

●	risk of loss of the value of the financial asset; and

●	the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP for the sole benefit of an individual are beneficially owned by that individual.

In general, financial assets in a spousal RRSP can be included for the purposes of the $1,000,000 financial asset test in Section (a) above because Section (a) takes into account financial assets owned beneficially by a spouse. However, financial assets in a spousal RRSP cannot be included for purposes of the $5,000,000 financial asset test in Section (d) above.

Financial assets held in a group RRSP under which the individual does not have the ability to acquire the financial assets and deal with them directly do not meet the beneficial ownership requirements in either Sections (a) or (d) above.

Net Assets

For the purposes of Section (c) above, “net assets” means all of a subscriber's total assets minus all of the subscriber's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets includes the value of a subscriber's personal residence, and the calculation of total liabilities includes the amount of any liability (such as a mortgage) in respect of the subscriber's personal residence.

To calculate a subscriber's net assets under the net asset test, subtract the subscriber's total liabilities from the subscriber's total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax is considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security to the subscriber by the Issuer.

II.	ACCREDITED INVESTORS who are NOT INDIVIDUALS

In connection with the purchase of the Common Shares of the Issuer, the Subscriber hereby represents, warrants, covenants and certifies that the Subscriber meets one or more of the following criteria:

Accredited Investor – (as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106) includes:

PLEASE INITIAL APPROPRIATE CATEGORY:

______	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank,

______	(a.1) in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),

______	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

______	(b.1) in Ontario, the Business Development Bank of Canada,

______	(c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

______	(c.1) in Ontario, a subsidiary of any person or company referred to in clause (a.1) or (b.1), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

______	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

______	(d.1) in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,

Jurisdiction(s) registered:____________________ Categories of registration:____________________

______	(f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

______	(f.1) in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,

______	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,

______	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

______	(i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

______	(i.1) in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

Jurisdiction(s) registered:____________________ Registration number(s):____________________

______	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

Type of entity: ____________________ Jurisdiction and date of formation:____________________

______	(n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

______	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

______	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered:____________________ Registration number(s):____________________

______	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered or authorized:________________________________________

Categories of registration: __________________________________________________

______	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to subscriber:________________________________________

Name of eligibility advisor or registered advisor: _______________________________________

Jurisdiction(s) registered: ____________________ Categories of registration:____________________

______	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,

Jurisdiction organized:____________________ Type of entity: ____________________

______	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of interest must individually complete and submit to the Issuer its own copy of this Certificate of Accredited Investor],

Name(s) of owners of interest:________________________________________

Type of entity (if applicable):_________________________________________

Categories of accredited investor:_____________________________________

______	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

Name of advisor: ____________________________ Jurisdiction(s) registered:___________________________________

Categories ofregistration:                                          Basis of exemption:_______________________________________

______	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor,

______	(v.1) in Ontario, a person or company that is recognized or designated by the Commission as an accredited investor,

Jurisdiction(s) recognized or designated:_____________________________________________________

(w) a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

Name(s) of settlor:________________________________________________________

Narne(s) of trustees_______________________________________________________

Categories of accredited inve ••______________________________________________

Categories of beneficiaries:      ______________________________________________

Guidance on Accredited Investor Exemptions for Corporations, Trusts and Other Entities

Accredited investors that are corporations, trusts or other entities include:

(a)	a corporation, trust or other entity, other than an investment fund, that has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000 as shown on its most recently prepared financial statements in accordance with applicable generally accepted accounting principles and that has not been created or used solely to purchase or hold securities as an accredited investor;

(b)	a corporation, trust or other entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; and

(c)	a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchLld of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

Net Assets

for the purposes of Section (a) above, "net assets" means all of the subscriber's total assets minus all of the subscriber's total liabilities. The minimum net asset threshold of $5,000,000 specified in Section (a) above must be shown on the entity's most recently prepared financial statements. The financial statements must be prepared in accordance with applicable generally accepted accounting principles.

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Securities and acknowledges that they will survive the completion of the issue of the Securities.

The Subscriber acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in dete1min.ing the suitability of the Subscriber as a Subscriber of the Securities and that this certificate is incorporated into and forms part of the Agreement and the undersigned undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

III.	MINIMUM AMOUNT INVESTMENT

In connection with the purchase of the Common Shares of the Issuer, the Subscriber hereby represents, warrants, covenants and certifies that the Subscriber meets all of the following criteria: INITIAL HERE:_____________________

(a)	the Subscriber is not an individual as that term is defined in applicable Canadian securities laws,

(b)	the Subscriber is purchasing the Common Shares as principal for its own account and not for the benefit of any other person,

(c)	the Common Shares have an acquisition cost to the Subscriber of not less than $150,000, payable in cash at the Closing, and

(d)	the Subscriber was not created and is not being used solely to purchase or hold securities in reliance on the prospectus exemption provided under Section 2.10 of NI 45-106, it pre-existed the Offering and has a bona fide purpose other than investment in the Common Shares.

General Guidance on Terms Used in this Questionnaire

For the purposes of the Investor Questionnaire:

(a)	an issuer is “affiliated” with another issuer if

(i)	one of them is the subsidiary of the other, or

(ii)	each of them is controlled by the same person;

(b)	“control person” means

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)	“director” means

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“eligibility adviser” means

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(iii)	performing a policy-making function in respect of the issuer;

(f)	“financial assets” means

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(h)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(i)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(j)	“individual” means a natural person, but does not include

(i)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or

(ii)	a natural person in the person's capacity as a trustee, executor, administrator or personal or other legal representative;

(k)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

(l)	“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term foreign jurisdiction;

(m)	“non-redeemable investment fund” means an issuer:

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)	that does not invest

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)	that is not a mutual fund;

(n)	“person” includes

(i)	an individual;

(ii)	a corporation;

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(o)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets; and

(p)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

EXHIBITB

Form 4S-106F9

RISK ACKNOWLEDGEMENT FORM OF INDIVIDUAL ACCREDITED INVESTORS

WARNING!
This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER 1. About your investment
Type of securities: Common Shares	Issuer: First Potash Cotp. (the "Issuer")
Purchased from: First Potash Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER 2. Risk acknowledgement
This investment is risky. Initial that you understand that:		Your initials
Risk of loss - You could lose your entire investment of $ dollar amount of the investment.]	. {Instruction: Insert the total
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lac.kof information - You may receive little or no info1mation about your investment.
Lac.k of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides infonnation to, you about making this investment. To check whether the salesperson is registered, go to www.arethe;:i:'.J:egistered.ca.
3. Accredited investo1·status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.		Yom· initials

•           Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the cun-ent calendar year. (You can find your net income before taxes on your personal income tax retum.)

• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than$300,000 in the ctuTent calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and se.curities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this fotm, you confirm investment as identified in this fotm. that you have read this form and you understand the risks of making this
First and last name (please print):
Signature:	I	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides info1mation to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.}
First and last name of salesperson (please print):
Telephone:	I Email:
Name of finn (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

First Potash Cotp.

1055 W Georgia Street, Suite 1500

Vancouver, British Columbia V6E 4N7

Bennett Kurtz, CFO & Director

Telephone: 416 200-0657

Email: bkmtz@kurtzfinancial.com

Fo1· more information about prospectus exemptions, contact yom· local securities regulator. You can find contact information at ·www.secm·ities-administrators.ca.

EXHIBIT C

INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE

THIS EXHIBIT C IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (J.1), (K) OR (L) IN OF THE DEFINITION OF “ACCREDITED INVESTOR”.

Unless otherwise defined, all capitalized terms not otherwise defined in this Exhibit C shall have the meaning ascribed to such terms in the Subscription Agreement to which this Exhibit is attached.

I understand that in order to be accepted as an “accredited investor” under categories (j), (k) OR (l) of the definition of “accredited investor” in NI 45-106, I must satisfy certain of the following criteria. The undersigned hereby represents and warrants to the Issuer as follows:

1.  Personal Data.

Name:_____________________________________________________________________________________________________________

Telephone:_________________________________________________________________________________________________________

Residence Address:________________________________________________________________________________________________________

2.	Definitions. Please review the following definitions prior to completing the information below:

a)	“financial assets” means cash, securities or a contract of insurance, a deposit or evidence of deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser's personal residence would not be included in a calculation of financial assets.

b)	“related liabilities” means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

c)	“net assets” means all of the purchaser's total assets minus all of the purchaser's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser's personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser's personal residence. To calculate a purchaser's net assets, subtract the purchaser's total liabilities from the purchaser's total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

3.  Net income test. Please answer the following questions concerning your net income (see definition above) by marking the appropriate box.

3.1   My annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

Net income ranges	A. My annual net income before taxes (all sources) for the most recent calendar year is: (tick the appropriate box below)	B. My annual net income before taxes (all sources) for the prior calendar year is: (tick the appropriate box below)	C. My annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

3.2             My spouse's annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

Net income ranges	A. My spouse's annual net income before taxes (all sources) for the most recent calendar year is: (tick the appropriate box below)	B. My spouse's annual net income before taxes (all sources) for the prior calendar year is: (tick the appropriate box below)	C. My spouse's annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

3.3             The annual net income before taxes (all sources) for my spouse and me during the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

Net income ranges	A. The annual net income before taxes (all sources) for the most recent calendar year of my spouse and me is: (tick the appropriate box below)	B. The annual net income before taxes (all sources) for the prior calendar year of my spouse and me is: (tick the appropriate box below)	C. The annual net income before taxes (all sources) that my spouse and I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

4.                Financial Assets Test. Please answer the following questions concerning your “financial assets” (see definition above) by marking the appropriate box.

4.1   I and/or my spouse beneficially own financial assets having an aggregate realizable value that, before taxes, net of any related liabilities are as set out below. Please tick the appropriate financial asset range excluding taxes from all sources in each of A, B and C below.

Financial asset ranges	A. My financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	B. My spouse's financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	C. The financial assets of my spouse and I have an aggregate realizable value that, before taxes, and net of any related liabilities are: (tick the appropriate box below)
LESS THAN $249,999
$250,000-$499,999
$500,000-$999,999
$1,000,000+

4.2	For the purposes of this Section 4:

(a)	do you and/or your spouse have:

(i)	physical or constructive possession or evidence of ownership of your financial assets?

☐          Yes                ☐         No

(ii)	any entitlement to the receipt of any income generated by the financial assets?

☐          Yes                ☐         No

(iii)	any risk of loss of the value of the financial assets?

☐          Yes                ☐         No

(iv)	the ability to dispose of the financial assets or otherwise deal with the financial assets as you and/or your spouse sees fit?

☐          Yes                ☐         No

(b)	did you exclude the value of any real estate owned by you and/or your spouse in the calculation of financial assets, such as your principal residence and/or cottage?

☐          Yes                ☐         No

(c)	did you exclude any related liabilities in connection with the (i) cash, (ii) securities or a (iii) contract of insurance (i.e., the cash surrender value only), deposit or an evidence of deposit that is not a securities under securities legislation?

☐          Yes                ☐         No

5.            $5,000,000 Net Asset Test. I and/or my spouse have net assets as set out below. Please tick the appropriate net asset range in each of A, B and C below.

Net asset ranges	A. My total net assets are: (tick the appropriate box below)	B. My spouses' net assets are: (tick the appropriate box below)	C. The aggregate net assets of my spouse and I are: (tick the appropriate box below)
LESS THAN $499,999
$500,000-$999,999
$1,000,000-$2,999,999
$3,000,000-$4,999,999
$5,000,000 +

Based on the above information, I hereby represent and warrant that:

(a)	my net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and I expect it to be more than $200,000 in the current calendar year;

(b)	my net income before taxes combined with that of my spouse was more than $300,000 in each of the 2 most recent calendar years, and I expect that our combined net income before taxes to be more than $300,000 in the current calendar year;

(c)	I either alone or with my spouse, beneficially own financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, is more than $1,000,000; or

(d)	I either alone or with my spouse, have net assets of at least $5,000,000.

My commitment to investments which are not readily marketable is reasonable in relation to my net worth. I meet at least one of the criteria for an “accredited investor” under NI 45-106.

The foregoing representations and warranties and all other information which I have provided to the Issuer concerning myself and my financial condition are true and accurate as of the date hereof. If in any respect, such representations, warranties, or information shall not be true and accurate, I will give written notice of such fact to the Issuer immediately prior to Closing specifying which representations, warranties or information are not true and accurate, and the reasons therefor.

I understand that the information contained herein is being furnished by me in order for the Issuer to determine my suitability as an accredited investor, may be accepted by the Issuer in light of the requirements of NI 45-106 and that the Issuer will rely on the information contained herein for purposes of such determination.